Exhibit 99.1

Quanterix Corporation Releases Operating Results for First Quarter 2020

$15.7M revenues, 27% Q1 YOY revenue growth

Billerica, Mass. – May 5, 2019 — Quanterix Corporation (NASDAQ:QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the three months ended March 31, 2020.

“Q1 2020 was yet another strong quarter for Quanterix underscored by strong execution and revenue growth, particularly given the COVID-19 pandemic,” said Kevin Hrusovsky, President, Chairman and Chief Executive Officer, Quanterix. “We are making continuous advances in many neurology, immunity and COVID-19 applications. We are also utilizing our Accelerator Laboratory to run trials and studies for customers experiencing disruptions in their laboratories. Despite the present near-term challenges, we remain positive and committed to the unprecedented market opportunity.”

First Quarter 2020 Financial Highlights

Key financial results for the first quarter of 2020 are shown below:

•	Q1 revenue was $15.7M versus prior year Q1 of $12.3M, an increase of 27%;
•	Q1 product revenue was $9.8M versus prior year Q1 of $9.5M, an increase of 3%;
•	Q1 service and other revenue was $5.8M versus prior year Q1 of $2.8M, an increase of 107%;
•	Q1 GAAP gross margin was 43.3% versus prior year Q1 of 48.7%; Q1 non-GAAP gross margin was 48.5% versus prior year Q1 of 48.7%. Q1 2020 gross margin includes 200 bps of adverse impact from our successful HD-X trade-in program.

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financials” below.

First Quarter 2020 Business Highlights

•	Early in the progression of COVID-19, we took aggressive steps to protect our employees and their families, while rapidly implementing a resilience plan to maintain our operations and support our global customer base. As a result, we have successfully maintained our operations and have expanded our Accelerator capacity to support customer disruptions and sustain clinical trials.
•	To support the global public health response, we are engaging closely with researchers and KOLs around the world. We have implemented a set of important and differentiated tools for COVID-19 investigators to immediately deploy to study disease progression, life-threatening cytokine release syndrome and patient-treatment response. Researchers are leveraging Simoa’s extreme sensitivity and specificity of cytokine panels to measure levels and profiles in non-critical and critical COVID-19 patients to identify ways to combat the virus and help prevent cytokine storm. We are also working toward developing a SARS-COV-2 quantitative IgG assay, developing an antigen early detection assay in blood and a high-definition SARS-COV-2 assay to enable research pursuits.

•	Sponsored a webinar with Powering Precision Health, “Highly Sensitive and Accurate Multiplex Test to Monitor the Immune Response to Viral Infection,” which featured insights from several researchers actively treating COVID-19 patients in Europe and China. Specifically, the webinar discussed capabilities to conduct highly sensitive and accurate multiplexed tests for cytokines and chemokines in serum and plasma.
•	Reinforced the growing utility of Simoa in neurology research, including results published in JAMA Network Open, demonstrating the promise of blood biomarkers to serve as clinical tools for objectively identifying and monitoring sports-related concussions (SRCs) and mild traumatic brain injuries (mTBIs), marking a notable advance in the pursuit of a concussion diagnostic test. Conducted as part of the CARE Consortium, and funded by the US Department of Defense (DOD) and the National Collegiate Athletic Association (NCAA), the study used Simoa to evaluate a total of 504 collegiate athletes in what is considered the largest athletic cohort for a biomarker concussion study to date.
•	Quanterix’ Simoa technology was highlighted in 53 new publications, bringing total Simoa-specific inclusions to over 789 publications.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on May 5, 2020, at 4:30 p.m., EDT to discuss the Company’s financial results and business outlook. To access this call, dial (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 4994882.

A live webcast will be accessible on the Investors section of Quanterix’ website: http://www.quanterix.com. The webcast will be available on the Company’s website following completion of the call.

Financial Highlights (in thousands)

Quanterix Income Statement

in '000 USD	Q1 2020	Q1 2019
Product Revenue	9,833	9,547
Service and Other Revenue	5,762	2,790
Collaboration Revenue	132	0
Total Revenue	15,727	12,337

Cost of Product Revenue	6,186	4,248
Cost of Services Revenue	2,728	2,082
Gross Profit	6,813	6,007
Gross Margin %	43.3%	48.7%

Research and Development	4,268	3,852
Selling, General and Administrative	14,273	11,512
Total Operating Expenses	18,541	15,364

Loss from Operations	-11,728	-9,357
Interest Income (Expense), net	161	21
Other Income (Expense), net	-167	-47
Tax	124	-22
Net Loss	-11,610	-9,405

Weighted average shares outstanding was 28.2 million for Q1 2020.

Quanterix Balance Sheet

in '000 USD	At 3/31/20	At 12/31/19
Cash and Cash Equivalents	96,359	109,155
Accounts Receivable	12,065	10,906
Inventory	11,392	10,463
Prepaid Expenses and Other	2,722	2,137
Total Current Assets	122,538	132,661
Restricted Cash	1,000	1,026
Property and Equipment, Net	11,992	12,047
Intangible Assets, Net	13,115	14,307
Goodwill	8,914	9,353
Right-of-Use Assets	12,221	0
Other Non-Current Assets	525	557
Total Assets	170,305	169,951

Accounts Payable & Accrued Expenses	12,083	14,845
Deferred Revenue	5,438	4,697
Current Portion of Long Term Debt	0	75
Lease Liabilities	305	0
Other Current Liabilities	184	216
Total Current Liabilities	18,010	19,833
Deferred Revenue, Net of Current Portion	396	466
Long Term Debt, Net of Current Portion	7,608	7,587
Lease Liabilities, Net of Current Portion	22,741	0
Other Non-Current Liabilities	2,504	13,407
Total Liabilities	51,259	41,293

Total Stockholders’ Equity	119,046	128,658

Total Liabilities and Stockholders’ Equity	170,305	169,951

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company has provided certain non-GAAP financial measures, including non-GAAP gross margin. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such measures are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of Non-GAAP Financials

(in thousands)

(unaudited)

	2020	2019
	Three months ended
	March 31
Total revenue	$15,727	$12,337

Gross profit	$6,813	$6,007
Acquisition-related purchase accounting charges (Note 1)	$820	$–
Non-GAAP gross profit	$7,633	$6,007
GAAP gross margin %	43.3%	48.7%
Non-GAAP gross margin %	48.5%	48.7%

Note 1: During the three months ended March 31, 2020, we incurred $438 thousand of acquisition-related amortization of inventory valuation in connection with our acquisition of UmanDiagnostics. Also during the three months ended March 31, 2020, we incurred $382 thousand of acquisition-related amortization of intangible assets in connection with our acquisition of UmanDiagnostics.

About Quanterix
Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional Information, please visit https://www.quanterix.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Quanterix, Inc.

Amol Chaubal, CFO, 617-301-9495

achaubal@quanterix.com

PAN Communications

Staci Didner, 617-502-4300

quanterix@pancomm.com